execution version

CITIGROUP GLOBAL MARKETS REALTY CORP.,
Initial Note A-1A Holder

German American Capital Corporation,
Initial Note A-1B Holder

Wells Fargo Bank, National Association,
Initial Note A-1C Holder

CITIGROUP GLOBAL MARKETS REALTY CORP.,
Initial Note A-1D Holder

German American Capital Corporation,
Initial Note A-1E Holder

Wells Fargo Bank, National Association,
Initial Note A-1F Holder

and

CITIGROUP GLOBAL MARKETS REALTY CORP.,
Initial Note A-2A Holder

German American Capital Corporation,
Initial Note A-2B Holder

Wells Fargo Bank, National Association,
Initial Note A-2C Holder

CO-LENDER AGREEMENT

Dated as of February 6, 2016

Commercial Mortgage Loan in the Principal Amount of $900,000,000
Secured by 225 Liberty Street, New York, New York

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EXHIBITS AND SCHEDULES

Exhibit No.	Exhibit Description
A	Mortgage Loan Schedule
B	Notices
C	Permitted Fund Managers
Schedule No.	Schedule Description
I	Required Provisions of the Lead Securitization Servicing Agreement

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This Co-Lender Agreement (this “Agreement”) is dated and effective as of February 6, 2016, between CITIGROUP GLOBAL MARKETS REALTY CORP. (“CGMRC” and together with its successors and assigns in interest, in its capacity as initial owner of Note A-1A described below, the “Initial Note A-1A Holder,” and in its capacity as the initial agent, the “Initial Agent”), CGMRC (together with its successors and assigns in interest, in its capacity as initial owner of Note A-1D described below, the “Initial Note A-1D Holder”), CGMRC (together with its successors and assigns in interest, in its capacity as initial owner of Note A-2A described below, the “Initial Note A-2A Holder”), German American Capital Corporation (“GACC” and together with its successors and assigns in interest, in its capacity as initial owner of Note A-1B described below, the “Initial Note A-1B Holder”), GACC (together with its successors and assigns in interest, in its capacity as initial owner of Note A-1E described below, the “Initial Note A-1E Holder”), GACC (together with its successors and assigns in interest, in its capacity as initial owner of Note A-2B described below, the “Initial Note A-2B Holder”), Wells Fargo Bank, National Association (“WFB” and together with its successors and assigns in interest, in its capacity as initial owner of Note A-1C described below, the “Initial Note A-1C Holder”), WFB (together with its successors and assigns in interest, in its capacity as initial owner of Note A-1F described below, the “Initial Note A-1F Holder”), and WFB (together with its successors and assigns in interest, in its capacity as initial owner of Note A-2C described below, the “Initial Note A-2C Holder”; the Initial Note A-1A Holder, the Initial Note A-1B Holder, the Initial Note A-1C Holder, the Initial Note A-1D Holder, the Initial Note A-1E Holder, the Initial Note A-1F Holder, the Initial Note A-2A Holder, the Initial Note A-2B Holder and the Initial Note A-2C Holder are referred to collectively herein as the “Initial Note Holders”).

WITNESSETH:

WHEREAS, pursuant to the Original Loan Agreement (as defined herein), CGMRC, GACC and WFB originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrowers described on the Mortgage Loan Schedule (collectively, together with their respective successors and permitted assigns, the “Mortgage Loan Borrower”), in the original principal amount of $900,000,000, which was evidenced, inter alia, by three promissory notes, each dated as of January 22, 2016: (i) that certain Replacement, Amended and Restated Promissory Note A-1 (the “Original Note A-1”), in the original principal amount of $360,000,000; (ii) that certain Replacement, Amended and Restated Promissory Note A-2 (the “Original Note A-2”), in the original principal amount of $270,000,000; and (iii) that certain Replacement, Amended and Restated Promissory Note A-3 (the “Original Note A-3” and, together with the Original Note A-1 and the Original Note A-2, collectively, the “Original Notes”), in the original principal amount of $270,000,000.

WHEREAS, pursuant to that certain Note Splitter Agreement and Amendment to Loan Agreement and Other Loan Documents and that certain Second Amendment to Loan Agreement and Other Loan Documents (as defined herein) executed by and between CGMRC, as lender, GACC, as lender, WFB, as lender, and the Mortgage Loan Borrower, the Original Notes were split, severed and modified into the following nine separate promissory notes with an

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aggregate principal balance equal to the principal balance of the Mortgage Loan: (i) that certain Replacement, Third Amended and Restated Promissory Note A-1A dated as of February 22, 2016 (as such may be extended, renewed, replaced, restated or modified from time to time, “Note A-1A”) in the principal amount as of the date hereof of $143,100,000; (ii) that certain Replacement, Second Amended and Restated Promissory Note A-1B dated as of February 8, 2016 (as such may be extended, renewed, replaced, restated or modified from time to time, “Note A-1B”) in the principal amount as of the date hereof of $97,200,000; (iii) that certain Replacement, Second Amended and Restated Promissory Note A-1C dated as of February 8, 2016 (as such may be extended, renewed, replaced, restated or modified from time to time, “Note A-1C”) in the principal amount as of the date hereof of $97,200,000; (iv) that certain Replacement, Amended and Restated Promissory Note A-1D dated as of February 22, 2016 (as such may be extended, renewed, replaced, restated or modified from time to time, “Note A-1D”) in the principal amount as of the date hereof of $40,500,000; (v) that certain Replacement Promissory Note A-1E dated as of February 8, 2016 (as such may be extended, renewed, replaced, restated or modified from time to time, “Note A-1E”) in the principal amount as of the date hereof of $40,500,000; (vi) that certain Replacement Promissory Note A-1F dated as of February 8, 2016 (as such may be extended, renewed, replaced, restated or modified from time to time, “Note A-1F”; and Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E and Note A-1F are individually referred to as an “A-1 Note” or as a “Note A-1,” and collectively as “Note A-1” or the “A-1 Notes”) in the principal amount as of the date hereof of $40,500,000; (vii) that certain Replacement Promissory Note A-2A dated as of February 8, 2016 (as such may be extended, renewed, replaced, restated or modified from time to time, “Note A-2A”) in the principal amount as of the date hereof of $176,400,000; (viii) that certain Replacement Promissory Note A-2B dated as of February 8, 2016 (as such may be extended, renewed, replaced, restated or modified from time to time, “Note A-2B”) in the principal amount as of the date hereof of $132,300,000; and (ix) that certain Replacement Promissory Note A-2C dated as of February 8, 2016 (as such may be extended, renewed, replaced, restated or modified from time to time, “Note A-2C”); and Note A-2A, Note A-2B and Note A-2C are individually referred to as an “A-2 Note” or as a “Note A-2,” and collectively as “Note A-2” or the “A-2 Notes”) in the principal amount as of the date hereof of $132,300,000.

WHEREAS, each of the A-1 Notes and the A-2 Notes, as such may be extended, renewed, replaced, restated or modified from time to time, is referred to herein as a “Note” and, collectively, as the “Notes.”

WHEREAS, payment of the Notes is secured by, among other things, those certain Mortgage, Assignment of Leases and Rents and Security Agreement, each dated as of January 22, 2016 (as such may have been amended or restated to the date hereof and may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”), encumbering the Mortgage Loan Borrower’s leasehold interest in an office building (together with all improvements and fixtures thereon) (the “Mortgaged Property”).

WHEREAS, it is anticipated with respect to the Mortgage Loan that:

(a)          shortly following the execution and delivery of this Agreement, CGMRC intends to transfer Note A-1A and Note A-2A, GACC intends to transfer

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Note A-1B and Note A-2B, and WFB intends to transfer Note A-1C and Note A-2C (such Notes collectively, the “Lead Securitization Notes”) to Citigroup Commercial Mortgage Securities Inc. (together with its permitted successors and assigns, the “Depositor”) pursuant to one or more mortgage loan purchase agreements between CGMRC, GACC and WFB, respectively, and the Depositor, and the Depositor intends to transfer the Lead Securitization Notes to Wilmington Trust, National Association, as trustee (in such capacity, together with its permitted successors and assigns, the “Trustee”) for a securitization (such securitization, the “Lead Securitization”) involving the issuance of the 225 Liberty Street Trust 2016-225L, Commercial Mortgage Pass-Through Certificates, Series 2016-225L, pursuant to a trust and servicing agreement dated as of February 6, 2016 (the “Lead TSA”), between the Depositor, Wells Fargo Bank, National Association, as servicer (in such capacity, together with its permitted successors and assigns, the “Master Servicer”), Trimont Real Estate Advisors, LLC, as special servicer (in such capacity, together with its permitted successors and assigns, the “Special Servicer”), Citibank, N.A., as certificate administrator (in such capacity, together with its permitted successors and assigns, the “Certificate Administrator”), and the Trustee and, upon such transfer, the Trustee, in its capacity as holder of Note A-1A, Note A-1B, Note A-1C, Note A-2A, Note A-2B and Note A-2C together with its successors and assigns, will succeed to all of the rights and obligations of the Initial Note A-1A Holder, the Initial Note A-1B Holder, the Initial Note A-1C Holder, the Initial A-2A Holder, the Initial Note A-2B Holder and the Initial Note A-2C Holder;

(b)          the Initial Note A-1D Holder may contribute Note A-1D, whether in its current form or as multiple replacement promissory notes, into one or more securitization transactions;

(c)          the Initial Note A-1E Holder may contribute Note A-1E, whether in its current form or as multiple replacement promissory notes, into one or more securitization transactions;

(d)          the Initial Note A-1F Holder may contribute Note A-1F, whether in its current form or as multiple replacement promissory notes, into one or more securitization transactions;

WHEREAS, the Initial Note A-1A Holder, the Initial Note A-1B Holder, the Initial Note A-1C Holder, the Initial Note A-1D Holder, the Initial Note A-1E Holder, the Initial Note A-1F Holder, the Initial Note A-2A Holder, the Initial Note A-2B Holder and the Initial Note A-2C Holder desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E, Note A-1F, Note A-2A, Note A-2B and Note A-2C, respectively.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

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Section 1.          Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms or any one or more analogous terms in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Accepted Servicing Practices” shall have the meaning set forth in the Lead Securitization Servicing Agreement. Accepted Servicing Practices in the Lead Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder (taking into account the extent to which the Junior Notes are junior to the Senior Notes).

“Advance” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall assign or delegate its duties hereunder, and after the Lead Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent, which office at the date of this Agreement is the office of the Initial Note A-1A Holder listed on Exhibit B hereto, and, after the Lead Securitization Date, shall be the Master Servicer. The Agent Office is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“A-1 Note” or “Senior Note” shall mean any of Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E or Note A-1F.

“A-2 Note” or “Junior Note” shall mean any of Note A-2A, Note A-2B or Note A-2C.

“Advance Interest Rate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agreement” shall mean this Co-Lender Agreement, any exhibits and schedules hereto and all amendments hereof and thereof and supplements hereto and thereto.

“Appraisal Reduction Amount” shall have the meaning set forth in the Lead Securitization Servicing Agreement. Any Appraisal Reduction Amount shall be allocated first to

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the A-2 Notes on a Pro Rata and Pari Passu Basis up to the Note A-2 Principal Balance with any remainder being allocated to the A-1 Notes on a Pro Rata and Pari Passu Basis.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Available Remittance Amount” shall mean, with respect to any Remittance Date, an amount equal to: the aggregate amount of all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Scheduled Interest Payments, the Balloon Payment, Liquidation Proceeds (other than any Repurchase Price paid by a Loan Seller), proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Condemnation Proceeds, or Insurance Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of property protection expenses or Property Protection Advances and Administrative Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing Agreement which shall be applied to the extent set forth in, and in accordance with the terms of, the Mortgage Loan Documents; (y) all amounts required to be returned to the Mortgage Loan Borrower pursuant to the terms of the Mortgage Loan Documents or applicable law, and (z) all amounts that are then due, payable or reimbursable to any Servicer with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement and any other additional compensation payable to it thereunder (including, without limitation, any Trust Fund Expenses relating to the Mortgage Loan (but subject to Section 4(d) hereof) reimbursable to, or payable by, such parties and any Special Servicing Fees, Liquidation Fees, Workout Fees, Default Interest and late payment charges (to the extent provided in Section 4(c) hereof), but excluding from this clause (y) any P&I Advances (and interest thereon) on the Lead Securitization Notes, which shall be reimbursed in accordance with Section 2 hereof), which shall be payable in accordance with the Lead Securitization Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“CDO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

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“CDO Asset Manager” with respect to any Securitization Vehicle that is a CDO, shall mean the entity that is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Certificate Administrator” shall have the meaning assigned to such term in the recitals.

“CGMRC” shall have the meaning assigned to such term in the recitals.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Commission” shall have the meaning assigned to such term in Section 2(c)(ix).

“Companion Loan Rating Agency Confirmation” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 15(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 15(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 15(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controls”, “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

“Controlling Note Holder” shall mean, as of any date of determination, the Note A-1A Holder, provided, that if the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party owns any interest in Note A-1A, then the Note A-1A Holder shall not qualify as the Controlling Note Holder, in which case no party shall qualify as Controlling Note Holder. In the event that the Note held by the Controlling Note Holder pursuant to this definition is held by more than one Person, the Holder(s) of at least a 51% interest therein may act as the Controlling Note Holder hereunder.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 7(a).

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“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Default Interest” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Default Rate” shall have the meaning assigned to such term in the Loan Agreement.

“Depositor” shall have the meaning assigned to such term in the recitals.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Loan Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“GACC” shall have the meaning assigned to such term in the recitals.

“Indemnified Items” shall have the meaning assigned to such term in Section 2(b).

“Initial Agent” shall have the meaning assigned to such term in the recitals.

“Initial Note A-1A Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-1B Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-1C Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-1D Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-1E Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-1F Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-2A Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A-2B Holder” shall have the meaning assigned to such term in the recitals.

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“Initial Note A-2C Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note Holders” shall have the meaning assigned to such term in the recitals.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Period” shall have the meaning assigned to such term in the Loan Agreement.

“Interest Rate” shall have the meaning assigned to such term in the Loan Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity that holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Junior Note” or “A-2 Note” shall mean any of Note A-2A, Note A-2B or Note A-2C.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Securitization” shall have the meaning assigned to such term in the recitals.

“Lead Securitization Date” shall mean the closing date of the Lead Securitization.

“Lead Securitization Note Holder” shall mean the holder of Note A-1A.

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“Lead Securitization Notes” shall mean Note A-1A, Note A-1B, Note A-1C, Note A-2A, Note A-2B and Note A-2C.

“Lead Securitization Servicing Agreement” shall mean the Lead TSA; provided, that on and after the date on which the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the “Lead Securitization Servicing Agreement” shall be determined in accordance with the third paragraph of Section 2(a).

“Lead Securitization Subordinate Class Representative” shall mean the “Controlling Class Representative” (or any term substantially similar thereto) as defined in the Lead Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Lead TSA” shall have the meaning assigned to such term in the recitals.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Loan Agreement” shall mean the Original Loan Agreement, as amended by the Note Splitter Agreement and Amendment to Loan Agreement and Other Loan Documents, and as further amended by the Second Amendment to Loan Agreement and Other Loan Documents, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Major Decision” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Master Servicer” shall have the meaning assigned to such term in the recitals.

“Monthly Payment Date” shall mean the 6th day of every calendar month occurring during the term of the Loan Agreement or, if the 6th day is not a Business Day (as defined in the Loan Agreement), then the immediately preceding Business Day (as defined in the Loan Agreement).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

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“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 14.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“New Notes” shall have the meaning assigned to such term in Section 32.

“Non-Controlling Note” shall mean (a) in the event that Note A-1B is no longer an asset of the Lead Securitization Trust, Note A-1B, (b) in the event that Note A-1C is no longer an asset of the Lead Securitization Trust, Note A-1C, (c) Note A-1D, (d) Note A-1E, (e) Note A-1F, (f) in the event that Note A-2A is no longer an asset of the Lead Securitization Trust, Note A-2A, (g) in the event that Note A-2B is no longer an asset of the Lead Securitization Trust, Note A-2B, and (h) in the event that Note A-2C is no longer an asset of the Lead Securitization Trust, Note A-2C.

“Non-Controlling Note Holder” shall mean the holder of a Non-Controlling Note.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 7(c).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit any Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the applicable “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

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“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the applicable “master servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean any of the Note A-1D Securitization, the Note A-1E Securitization or the Note A-1F Securitization.

“Non-Lead Securitization Determination Date” shall mean the “determination date” (or any term substantially similar thereto) as defined in the Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization Note” shall mean any Note other than the Lead Securitization Notes.

“Non-Lead Securitization Note Holder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean from and after the date any Non-Lead Securitization Note is included in a Non-Lead Securitization, the servicing agreement, trust and servicing agreement or pooling and servicing agreement entered into in connection with such Non-Lead Securitization.

“Non-Lead Securitization Trust” shall mean the applicable Securitization Trust that holds any Non-Lead Securitization Note.

“Non-Lead Special Servicer” shall mean the applicable “special servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Trustee” shall mean the applicable “trustee” under any Non-Lead Securitization Servicing Agreement.

“Non-Securitizing Note Holder” shall mean, with respect to a Securitization, each Note Holder other than a Securitizing Note Holder with respect to such Securitization.

“Note A-1” or “Senior Note” shall mean any of Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E and Note A-1F.

“Note A-1 Holder(s)” shall mean individually or collectively, as the context may require, the Note A-1A Holder, the Note A-1B Holder, the Note A-1C Holder, the Note A-1D Holder, the Note A-1E Holder and/or the Note A-1F Holder.

“Note A-1A” shall have the meaning assigned to such term in the recitals.

“Note A-1A Holder” shall mean the Initial Note A-1A Holder or any subsequent holder of Note A-1A, as applicable.

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“Note A-1A Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-1A Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1A Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-1B” shall have the meaning assigned to such term in the recitals.

“Note A-1B Holder” shall mean the Initial Note A-1B Holder or any subsequent holder of Note A-1B, as applicable.

“Note A-1B Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the aggregate “Promissory Note A-1B Principal Balance” set forth on the Mortgage Loan Schedule, less any aggregate payments of principal thereon received by the Note A-1B Holder or aggregate reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Note A-1C” shall have the meaning assigned to such term in the recitals.

“Note A-1C Holder” shall mean the Initial Note A-1C Holder or any subsequent holder of Note A-1C, as applicable.

“Note A-1C Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-1C Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1C Holder or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Note A-1D” shall have the meaning assigned to such term in the recitals.

“Note A-1D Holder” shall mean the Initial Note A-1D Holder or any subsequent holder of Note A-1D, as applicable.

“Note A-1D Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-1D Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1D Holder or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Note A-1D PSA” shall mean the pooling and servicing agreement entered into in connection with each Note A-1D Securitization.

“Note A-1D Securitization” shall mean each sale by the Note A-1D Holder of Note A-1D (or any portion of Note A-1D) to a depositor who will in turn include such Note A-1D or portion of Note A-1D as part of the securitization of one or more mortgage loans.

“Note A-1D Securitization Date” shall mean the closing date of each Note A-1D Securitization.

“Note A-1E” shall have the meaning assigned to such term in the recitals.

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“Note A-1E Holder” shall mean the Initial Note A-1E Holder or any subsequent holder of Note A-1E, as applicable.

“Note A-1E Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-1E Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1E Holder or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Note A-1E PSA” shall mean the pooling and servicing agreement entered into in connection with each Note A-1E Securitization.

“Note A-1E Securitization” shall mean each sale by the Note A-1E Holder of Note A-1E (or any portion of Note A-1E) to a depositor who will in turn include such Note A-1E or portion of Note A-1E as part of the securitization of one or more mortgage loans.

“Note A-1E Securitization Date” shall mean the closing date of each Note A-1E Securitization.

“Note A-1F” shall have the meaning assigned to such term in the recitals.

“Note A-1F Holder” shall mean the Initial Note A-1F Holder or any subsequent holder of Note A-1F, as applicable.

“Note A-1F Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-1F Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1F Holder or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Note A-1F PSA” shall mean the pooling and servicing agreement entered into in connection with each Note A-1F Securitization.

“Note A-1F Securitization” shall mean each sale by the Note A-1F Holder of Note A-1F (or any portion of Note A-1F) to a depositor who will in turn include such Note A-1F or portion of Note A-1F as part of the securitization of one or more mortgage loans.

“Note A-1F Securitization Date” shall mean the closing date of each Note A-1F Securitization.

“Note A-2” shall have the meaning assigned thereto in the recitals.

“Note A-2 Holder(s)” shall mean individually or collectively, as the context may require, the Note A-2A Holder and the Note A-2B Holder.

“Note A-2A” shall have the meaning assigned to such term in the recitals.

“Note A-2A Holder” shall mean the Initial Note A-2A Holder or any subsequent holder of Note A-2A, as applicable.

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“Note A-2A Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-2A Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2A Holder or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Note A-2B” shall have the meaning assigned to such term in the recitals.

“Note A-2B Holder” shall mean the Initial Note A-2B Holder or any subsequent holder of Note A-2B, as applicable.

“Note A-2B Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-2B Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2B Holder or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Note Holders” shall mean collectively, the Note A-1 Holders and the Note A-2 Holders.

“Note Pledgee” shall have the meaning assigned to such term in Section 15(c).

“Note Register” shall have the meaning assigned to such term in Section 16.

“Note Splitter Agreement and Amendment to Loan Agreement and Other Loan Documents” shall mean the Note Splitter Agreement and Amendment to Loan Agreement and Other Loan Documents, dated as of February 8, 2016, by and among CGMRC, GACC, WFB and the Mortgage Loan Borrower.

“Notes” shall have the meaning assigned to such term in the recitals.

“Original Consolidated Note” shall have the meaning assigned to such term in the recitals.

“Original Loan Agreement” shall mean the Loan Agreement, dated as of January 22, 2016, between the Mortgage Loan Borrower, as Borrower, Citigroup Global Markets Realty Corp., as Lender, German American Capital Corporation, as Lender, and Wells Fargo Bank, National Association, as Lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“P&I Advance” shall mean an advance made by a party to any Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Note securitized pursuant to such Securitization Servicing Agreement.

“Percentage Interest” shall mean: (i) with respect to the Note A-1 Holders, (a) with respect to the Note A-1A Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-1A Principal Balance and the denominator of which is the sum of the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal

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Balance, (b) with respect to the Note A-1B Holder, a fraction, expressed as a percentage, the numerator of which is the aggregate Note A-1B Principal Balance and the denominator of which is the sum of the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance, (c) with respect to the Note A-1C Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-1C Principal Balance and the denominator of which is the sum of the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance, (d) with respect to the Note A-1D Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-1D Principal Balance and the denominator of which is the sum of the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance, (e) with respect to the Note A-1E Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-1E Principal Balance and the denominator of which is the sum of the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance, and (f) with respect to the Note A-1F Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-1F Principal Balance and the denominator of which is the sum of the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance; and (ii) with respect to the Note A-2 Holders, (a) with respect to the Note A-2A Holders, a fraction, expressed as a percentage, the numerator of which is the Note A-2A Principal Balance and the denominator of which is the sum of the Note A-2A Principal Balance, the Note A-2B Principal Balance and the Note A-2C Principal Balance, (b) with respect to the Note A-2B Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-2B Principal Balance and the denominator of which is the sum of the Note A-2A Principal Balance, the Note A-2B Principal Balance and the Note A-2C Principal Balance, and (c) with respect to the Note A-2C Holders, a fraction, expressed as a percentage, the numerator of which is the Note A-2C Principal Balance and the denominator of which is the sum of the Note A-2A Principal Balance, the Note A-2B Principal Balance and the Note A-2C Principal Balance.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 15(c).

“Prepayment Fee” shall have the meaning assigned to such term in the Loan Agreement.

“Pro Rata and Pari Passu Basis” or “Pro Rata Share” shall mean (i) with respect to any A-1 Note or any Note A-1 Holders, the allocation of any particular payment, collection, cost,

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expense, liability or other amount between such A-1 Notes or such Note A-1 Holders, as the case may be, without any priority of any such A-1 Note or any such Note A-1 Holder over another such A-1 Note or Note A-1 Holder, as the case may be, and in any event such that each such A-1 Note or Note A-1 Holder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount, and (ii) with respect to any A-2 Note or any Note A-2 Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such A-2 Notes or such Note A-2 Holders, as the case may be, without any priority of any such A-2 Note or any such Note A-2 Holder over another such A-2 Note or Note A-2 Holder, as the case may be, and in any event such that each such A-2 Note or Note A-2 Holder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Qualified Institutional Lender” shall mean each of the Initial Note Holders and any other U.S. Person that is:

(a)          an entity Controlled by, Controlling or under common Control with, or any of, the Initial Note Holders, or

(b)          the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CDO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CDO or other securitization vehicle are rated by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

(c)          one or more of the following:

(i)          an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)        an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)       a Qualified Trustee in connection with (a) a Securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with that Securitization (it being

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understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, will not be required in connection with a transfer of such Note or any interest therein to such Securitization Vehicle); or (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise subject to Rating Agency Confirmations or Companion Loan Rating Agency Confirmations, as applicable, from the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the asset or assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)        an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)          an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)          any entity that is Controlled by any of the entities described in clause (c)(i), (ii), (iv)(B) or (v) of this definition or that is the subject of a Rating Agency

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Confirmation or Companion Loan Rating Agency Confirmation, as applicable, as a Qualified Institutional Lender for purposes of this Agreement from each of the Rating Agencies engaged to rate the securities issued by each Securitization Trust.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is then rated in one of top three rating categories of each of the applicable Rating Agencies (or, if not rated by an applicable Rating Agency, an equivalent (or higher) rating from any two of Fitch, Moody’s and S&P).

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably engaged by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, that, at any time during which one or more of the Notes is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitizations of the related Notes.

“Rating Agency Confirmation” shall mean (i) prior to a Securitization, with respect to any matter, that each applicable Rating Agency shall have confirmed in writing (which may be in electronic form) that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current ratings assigned by such Rating Agency to any securities issued in connection with any Securitization; provided, however, that a written waiver or other acknowledgment or course of conduct from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter, and (ii) after a Securitization, the meaning given thereto or to any analogous term in the Lead Securitization Servicing Agreement including any deemed Rating Agency Confirmation.

“Redirection Notice” shall have the meaning assigned to such term in Section 15(c).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Commission or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

“REMIC” shall have the meaning assigned to such term in Section 6(d).

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“Remittance Date” shall have the meaning assigned to such term in the Lead Securitization Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, such special servicer is currently acting as special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in one or more other commercial mortgage-backed securitizations, and Morningstar has not, with respect to any such other transactions, qualified, downgraded or withdrawn its rating or ratings on one or more classes of securities issued in such transactions, (v) in the case of DBRS, that such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by DBRS within the twelve (12) month period prior to the date of determination and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities as a material reason for such downgrade or withdrawal, and (vi) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“Senior Note” or “A-1 Note” shall mean any of Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E or Note A-1F.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Scheduled Interest Payment” shall mean the scheduled payment of interest due on the Mortgage Loan on a Monthly Payment Date.

“Second Amendment to Loan Agreement and Other Loan Documents” shall mean the Second Amendment to Loan Agreement and Other Loan Documents, dated as of February 22, 2016, by and among CGMRC, GACC, WFB and the Mortgage Loan Borrower.

“Section 13” shall mean the section of the Lead Securitization Servicing Agreement that relates to the Depositor’s reporting obligations under the Exchange Act and/or the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

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“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Securitizing Note Holder” shall mean, with respect to a Securitization, each Note Holder that is contributing its Note to such Securitization.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Special Loan Event of Default” shall mean (a) a monetary Event of Default, (b) a non-monetary Event of Default with respect to which (i) the repayment of the Mortgage Loan is accelerated, or (ii) the Mortgage Loan becomes a Specially Serviced Mortgage Loan, (c) any Mortgaged Property becomes REO Property, or (d) an Event of Default which occurs due to an insolvency proceeding with respect to or against the Borrower.

“Special Servicer” shall have the meaning assigned to such term in the recitals.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 15.

“Trust Fund Expense” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Trustee” shall have the meaning assigned to such term in the recitals.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an

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estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

“WFB” shall have the meaning assigned to such term in the recitals.

Section 2.          Servicing of the Mortgage Loan.

(a)          Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced from and after the Lead Securitization Date by the Master Servicer and the Special Servicer pursuant to the terms of this Agreement and the Lead Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of any Note other than the Lead Securitization Notes if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to make certain Property Protection Advances, subject to the terms of the Lead Securitization Servicing Agreement (including, without limitation, any provisions governing the determination of non-recoverability of Advances). The Lead Securitization Servicing Agreement shall contain terms and conditions that are customary for securitization transactions involving assets similar to the Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of any Securitization Trust, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the Rating Agencies in connection with the issuance of ratings in securitizations similar to the Securitizations. Each Note Holder acknowledges that any other Note A-1 Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it will, subject to Section 27, reasonably cooperate with such other Note A-1 Holder, at such other Note A-1 Holder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer and the Trustee under the Lead Securitization Servicing Agreement by the Depositor and the appointment of the Special Servicer by the Controlling Note Holder and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of the Note Holders set forth herein and in the Lead Securitization Servicing Agreement). In no event shall the Lead Securitization Servicing Agreement require any Servicer to enforce the rights of any Note Holder against any other Note Holder or limit any Servicer in enforcing the rights of one Note Holder against any other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with Accepted Servicing Practices, the terms of the Mortgage Loan Documents, the Lead Securitization Servicing Agreement, this Agreement, any Mezzanine Intercreditor

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Agreement and applicable law (including the REMIC Provisions), and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

Upon the Note A-1A Securitization, any proceeds received from the sale of the primary servicing rights with respect to the Mortgage Loan shall be remitted, promptly upon receipt thereof, to the Initial Note Holders on a Pro Rata and Pari Passu Basis. Any proceeds received by any Initial Note Holder from the master servicing rights with respect to its Note shall be for its own account. The Initial Note Holders shall jointly agree on the “primary servicing fee rate” applicable to the Mortgage Loan that is permitted to be netted from payments of interest on each Remittance Date to each Non-Lead Securitization Note Holder.

At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, that if a Non-Lead Securitization Note is in a Securitization and the servicer(s) to be appointed under such replacement servicing agreement would not otherwise meet the conditions to be a servicer under the Lead Securitization Servicing Agreement that is being replaced, then a Companion Loan Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to the securities issued in connection with such Securitization for such Non-Lead Securitization Note; provided, further, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement, as if such agreement were still in full force and effect with respect to the Mortgage Loan, by the applicable Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement. The Note Holders acknowledge that at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Master Servicer shall have no further obligation to make P&I Advances with respect to the Mortgage Loan.

(b)          The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee or Special Servicer, to the extent provided in the Lead Securitization Servicing Agreement): (i) shall be required to make Property Protection Advances on the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances solely on the Lead Securitization Notes, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for a Property Protection Advance, first from funds on deposit in the Collection Account that (in any case) represent amounts received on or in respect of the A-2 Notes, second from funds on deposit in the Collection Account that (in any case) represent amounts received on or in respect of the A-1 Notes, and then, in the case of Nonrecoverable Property Protection Advances, if such funds on deposit in the Collection Account are insufficient, to the extent of a Non-Lead Securitization Note’s Pro Rata Share of such

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Nonrecoverable Advances, from general collections of such Non-Lead Securitization. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for interest on a Property Protection Advance (including any Nonrecoverable Advance) in the manner and from the sources provided in the Lead Securitization Servicing Agreement. Notwithstanding the foregoing, to the extent funds on deposit in the Collection Account are insufficient to reimburse the Master Servicer, the Special Servicer or the Trustee for a Nonrecoverable Property Protection Advance or any interest on a Property Protection Advance (including any Nonrecoverable Advance), each Non-Lead Securitization Note Holder (including any Securitization Trust into which such Non-Lead Securitization Note is deposited) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its Pro Rata Share of such Nonrecoverable Advance or interest thereon.

In addition, any Non-Lead Securitization Note Holder (including, but not limited to, any Securitization Trust into which such Non-Lead Securitization Note is deposited) shall be required to, promptly following notice from the Master Servicer or Special Servicer, reimburse the Lead Securitization for such Non-Lead Securitization Note Holder’s Pro Rata Share of any Trust Fund Expenses or other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement (other than P&I Advances and interest thereon), to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts. Each Non-Lead Securitization Note Holder agrees to indemnify (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement) each of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee (if and to the extent it has responsibilities with respect to the Non-Lead Securitization Notes) (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement) (the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of the Mortgage Loan and the Mortgaged Property under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its Pro Rata Share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts, each Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer or Special Servicer, reimburse each of the applicable Indemnified Parties for its Pro Rata Share of the insufficiency (including, if the Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts of the related Non-Lead Securitization).

Any Non-Lead Master Servicer (or Non-Lead Trustee (if not made by such Non-Lead Master Servicer)) may be required to make P&I Advances on the respective Non-Lead Securitization Note, from time to time, subject to the terms of the related Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this

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Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Notes based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Any Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee under any Non-Lead Securitization Servicing Agreement, as applicable, shall be entitled to make its own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and any Non-Lead Master Servicer or Non-Lead Trustee, as applicable, shall be required to notify the other of the amount of its P&I Advance within two (2) business days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Notes) or a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Protection Advance would be non-recoverable or an outstanding Property Protection Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or such Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of the a determination of non-recoverability by a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the related Non-Lead Master Servicer and the related Non-Lead Trustee, as the case may be, of such other Securitization within one (1) business day of making such determination. P&I Advances with respect to any Note are reimbursable solely out of collections allocable to such Note in accordance with this Agreement, and shall not be reimbursed or paid, as the case may be, out of collections allocable to any other Note in accordance with this Agreement. Each of the Master Servicer and the Trustee, any Non-Lead Master Servicer and any Non-Lead Trustee, as applicable, shall only be entitled to reimbursement for interest on a P&I Advance, in each case subject to the terms of the Lead Securitization Servicing Agreement, first from the Collection Account from amounts allocable to the A-2 Notes, as and to the extent provided in the Lead Securitization Servicing Agreement, second from the Collection Account from amounts allocable to the A-1 Note for which such P&I Advance was made, and then, if funds are insufficient, in the case of a P&I Advance on a Non-Lead Securitization Note that has been determined to be non-recoverable, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement.

(c)          The Lead Securitization Note Holder agrees that it shall cause the Lead Securitization Servicing Agreement to have such additional provisions as are set forth in Schedule I hereto (and to the extent such following provisions are not included in the Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

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(d)          Each Non-Lead Securitization Note Holder, if its Non-Lead Securitization Note is included in a Securitization, agrees that it shall cause the applicable Non-Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in the Non-Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)          such Non-Lead Securitization Note Holder shall be responsible for its Pro Rata Share of any Nonrecoverable Property Protection Advances (and advance interest thereon) and any Trust Fund Expenses but only to the extent they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to the subject Note are insufficient to cover such Property Protection Advances or Trust Fund Expenses, (A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s Pro Rata Share of any such Nonrecoverable Property Protection Advances (together with advance interest thereon) and/or other Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Property Protection Advances (together with advance interest thereon) and/or Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)        each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any Trust Fund Expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its Pro Rata Share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for such Non-Lead Securitization

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Note’s Pro Rata Share of the insufficiency out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement;

(iii)       the related Non-Lead Master Servicer will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer (i) promptly following Securitization of such Non-Lead Securitization Note, notice of the deposit of such Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the related Non-Lead Trustee, Non-Lead Certificate Administrator, Non-Lead Master Servicer, Non-Lead Special Servicer and the party designated to exercise the rights of the “Non-Controlling Note Holder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer, Non-Lead Trustee or the party designated to exercise the rights of the “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information); and

(iv)        the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(e)          Each Initial Note Holder shall:

(i)          give each other Note Holder and the parties to any previously executed Securitization Servicing Agreement notice of any impending Securitization of such Note Holder’s Note in writing (which may be by email) not less than three (3) Business Days prior to the applicable closing date for such Securitization, together with contact information for each of the parties to the related proposed Securitization Servicing Agreement; and

(ii)        upon request, send a copy (in EDGAR-compatible format) of the Lead Securitization Servicing Agreement to each other Note Holder and the parties to any Non-Lead Securitization Servicing Agreement (that are not also party to the Lead Securitization Servicing Agreement).

(f)          Prior to Securitization of a Non-Lead Securitization Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Note Holder or the related Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the related Non-Controlling Note Holder Representative and, when so delivered to such Non-Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following the Securitization of a Non-Lead Securitization Note, all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Note Holder or the related Non-Controlling Note Holder pursuant to

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this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to such Non-Lead Master Servicer and such Non-Lead Special Servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement.

(g)          In addition to the foregoing, each Non-Lead Securitization Servicing Agreement shall contain terms and conditions that are customary for securitization transactions involving assets similar to the Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund formed pursuant to such Non-Lead Securitization Servicing Agreement, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the Rating Agencies rating the related Securitization. Each Non-Lead Securitization Note Holder shall have the right to and shall designate the Non-Lead Master Servicer and Non-Lead Special Servicer with respect to the Securitization related to its Note, subject to the provisions of the Lead Securitization Servicing Agreement. Without limiting the generality of any provision set forth above, for purposes of the Mortgage Loan, each Non-Lead Securitization Servicing Agreement shall contain (a) provisions requiring the related Non-Lead Master Servicer and the related Non-Lead Special Servicer to maintain, or subjecting them to possible termination for not maintaining, compliance with customary servicer rating criteria (but the rating agencies need not be the same) and (b) provisions substantially similar in all material respects to or materially consistent with those set forth in the Lead Securitization Servicing Agreement with respect to indemnification of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as Indemnified Parties in the Lead Securitization Servicing Agreement) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of the Mortgage Loan or the Mortgaged Property to the same extent that the Lead Securitization Servicing Agreement indemnifies the Indemnified Parties against the Indemnified Items; provided, that (A) this statement shall not be construed to prohibit differences in timing, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting thresholds, or to prohibit or restrict additional rating agency communication and confirmation requirements, in each case to the extent not specifically covered herein; and (B) if there is any conflict between this sentence and any other provision of this Agreement, such other provision of this Agreement shall control.

(h)          Each Non-Lead Securitization Note Holder shall give each of the parties to the Lead Securitization Servicing Agreement notice of the Securitization of the related Non-Lead Securitization Note in writing (which may be by e-mail) prior to the applicable securitization date. Such notice shall contain contact information for each of the parties to the related Non-Lead Securitization Servicing Agreement. In addition, after the applicable

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securitization date, each Non-Lead Securitization Note Holder shall send a copy of the related Non-Lead Securitization Servicing Agreement to each of the parties to the Lead Securitization Servicing Agreement.

(i)          The Lead Securitization Note Holder shall cause the Lead Securitization Servicing Agreement to contain provisions requiring the Master Servicer to deliver to any Non-Lead Master Servicer, any Non-Lead Special Servicer and any Non-Lead Trustee a statement of any Appraisal Reduction Amount promptly following the calculation thereof. Any Appraisal Reduction Amount shall be allocated first to the A-2 Notes on a Pro Rata and Pari Passu Basis up to the Note A-2 Principal Balance with any remainder being allocated to the A-1 Notes on a Pro Rata and Pari Passu Basis.

Section 3.          Priority of Payments.

Each A-1 Note shall be of equal priority, and no portion of any A-1 Note shall have priority or preference over any portion of any other A-1 Note or security therefor. Each A-2 Note shall be of equal priority, and no portion of any A-2 Note shall have priority or preference over any portion of any other A-2 Note or security therefor. The A-2 Notes and the rights of the Note A-2 Holders to receive payments of interest, principal and other amounts with respect to the A-2 Notes shall at all times be junior, subject and subordinate to the A-1 Notes and the right of the Note A-1 Holders to receive payments of interest, principal and other amounts with respect to the A-1 Notes. The Note Holders hereby agree that, for as long as the Mortgage Loan is outstanding, the Available Remittance Amount shall be applied by the Lead Securitization Note Holder (or its designee) to the Notes in the following order of priority and at such times as are set forth in the Lead Securitization Servicing Agreement:

(i)          first, (A) first, to the Note A-1 Holders, as applicable, up to the amount of any Nonrecoverable Property Protection Advances or Nonrecoverable Administrative Advances that remain unreimbursed (together with interest thereon at the applicable Advance Interest Rate) (B) second, to the Note A-1 Holders, as applicable, on a pro rata and pari passu basis in accordance with the relative principal balance of such A-1 Notes, the amount of any nonrecoverable advances of principal and interest on the A-1 Notes (together with interest thereon at the applicable advance interest rate), and (C) third, to the Note A-2 Holders, as applicable, the amount of any Nonrecoverable Monthly Payment Advances on the A-2 Notes, each that remain unreimbursed (together with interest thereon at the Advance Interest Rate);

(ii)        second, to the Note A-1 Holders, on a pro rata and pari passu basis (based on their respective entitlements in accordance with this clause), up to the amount of any unreimbursed costs and expenses paid on behalf of the Note A-1 Holders with respect to the Mortgage Loan pursuant to, and reimbursable pursuant to, this Agreement or the Lead Securitization Servicing Agreement (to the extent not reimbursed pursuant to clause first above);

(iii)       third, to the Note A-1 Holders with respect to the A-1 Notes, on a Pro Rata and Pari Passu Basis, in each case in an amount equal to the accrued and unpaid

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interest (through the end of the then most recently ended Interest Period) on the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance, as applicable, at the related Interest Rate in effect as of the date hereof, net of the applicable Servicing Fee Rate, until all such interest is paid in full;

(iv)        fourth, to the Note A-2 Holders, as applicable, on a pro rata and pari passu basis (based on their respective entitlements in accordance with this clause), up to the amount of any unreimbursed costs and expenses paid on behalf of the Note A-2 Holders with respect to the Mortgage Loan pursuant to, and reimbursable pursuant to, the Lead Securitization Servicing Agreement or this Agreement (to the extent not reimbursed pursuant to clause first above);

(v)          fifth, to the Note A-2 Holders with respect to the A-2 Notes, on a Pro Rata and Pari Passu Basis, in each case in an amount equal to the accrued and unpaid interest (through the end of the then most recently ended Interest Period) on the Note A-2A Principal Balance, the Note A-2B Principal Balance and the Note A-2C Principal Balance, as applicable, at the related Interest Rate in effect as of the date hereof, net of the applicable Servicing Fee Rate, until all such interest is paid in full;

(vi)        sixth, to the Note A-1 Holders with respect to the A-1 Notes, (i) at any time that no Special Loan Event of Default has occurred and is continuing, in an amount equal to all payments and prepayments of principal of the Mortgage Loan, on a Pro Rata and Pari Passu Basis, in an amount equal to the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance, until such time as the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance have been reduced to zero, and (ii) at any time that a Special Loan Event of Default has occurred and is continuing, on a Pro Rata and Pari Passu Basis, in an amount equal to the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance, until such time as the Note A-1A Principal Balance, the Note A-1B Principal Balance, the Note A-1C Principal Balance, the Note A-1D Principal Balance, the Note A-1E Principal Balance and the Note A-1F Principal Balance have been reduced to zero;

(vii)       seventh, to the Note A-2 Holders with respect to the A-2 Notes, (i) at any time that no Special Loan Event of Default has occurred and is continuing, in an amount equal to all payments and prepayments of principal of the Mortgage Loan (exclusive of any portion thereof applied pursuant to subclause (i) of clause sixth above), on a Pro Rata and Pari Passu Basis, in an amount equal to the Note A-2A Principal Balance, the Note A-2B Principal Balance and the Note A-2C Principal Balance, until such time as the Note A-2A Principal Balance, the Note A-2B Principal Balance and the Note A-2C Principal Balance have been reduced to zero, and (ii) at any time that a Special Loan Event of Default has occurred and is continuing, on a Pro Rata and Pari Passu Basis, in

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an amount equal to the Note A-2A Principal Balance, the Note A-2B Principal Balance and the Note A-2C Principal Balance, until such time as the Note A-2A Principal Balance, the Note A-2B Principal Balance and the Note A-2C Principal Balance have been reduced to zero;

(viii)      eighth, to the Note A-1 Holders with respect to the A-1 Notes, on a Pro Rata and Pari Passu Basis, any Prepayment Fee due in accordance with the Loan Documents in connection with a payment or prepayment on the A-1 Notes, to the extent actually paid;

(ix)        ninth, to the Note A-1 Holders with respect to the A-1 Notes, on a Pro Rata and Pari Passu Basis, any late payment charges or interest at the Default Rate due in respect of the A-1 Notes in accordance with the Loan Documents (after application as provided in Section 4(c) and in the Lead Securitization Servicing Agreement), until all such amounts are paid;

(x)          tenth, to the Note A-2 Holders with respect to the A-2 Notes, on a Pro Rata and Pari Passu Basis, any Prepayment Fee due in accordance with the Loan Documents in connection with a payment or prepayment on the A-2 Notes, to the extent actually paid

(xi)        eleventh, to the Note A-2 Holders with respect to the A-2 Notes, on a Pro Rata and Pari Passu Basis, any late payment charges or interest at the Default Rate due in respect of the A-2 Notes in accordance with the Loan Documents (after application as provided in Section 4(c) and in the Lead Securitization Servicing Agreement), until all such amounts are paid; and

(xii)       twelfth, to the Note Holders, any remaining amounts to be allocated between the Note Holders on a Pro Rata and Pari Passu Basis;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of any portion of the Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Mortgage Loan (or any portion thereof that is included in a REMIC) (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) shall be allocated to reduce the principal balance of the A-1 Notes and the A-2 Notes, in that order, in the manner permitted by such REMIC Provisions.

Notwithstanding the foregoing, the amount of any remittance under this Section 3 to a particular Lender may be subject to reduction in accordance with the allocation of an expense or loss in accordance with, and in the order of priority set forth in, Section 4 hereof.

Section 4.          Allocation of Expenses and Losses.

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(a)          All expenses and losses relating to the Mortgage Loan and the Mortgaged Property, including without limitation losses of principal or interest, Property Protection Advances, interest on Advances, Special Servicing Fees, Liquidation Fees and Workout Fees shall, to the extent not paid by the Borrowers, be allocated (subject to the next paragraph): first, to the A-2 Notes on a Pro Rata and Pari Passu Basis and, second, to the A-1 Notes on a Pro Rata and Pari Passu Basis. Expenses or losses allocated to a particular Note shall be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon. Each of the Note Holders hereby authorizes the withdrawals, for the payment of costs, expenses and losses relating to the Mortgage Loan and/or the Mortgaged Property, contemplated to be made pursuant to the Lead Securitization Servicing Agreement and this Section 4, in each case, to be deducted from amounts (including principal and interest distributions) that are otherwise payable to such Note Holder pursuant to Section 3.

(b)          Notwithstanding the foregoing, P&I Advances with respect to any Note are reimbursable solely out of collections allocable to such Note in accordance with this Agreement, and shall not be reimbursed or paid, as the case may be, out of collections allocable to any other Note in accordance with this Agreement.

If any cost or expense (including any reimbursement of Property Protection Advances) is paid out of amounts otherwise payable to any Note A-1 Holder with respect to its respective A-1 Note because of insufficient collections on the A-2 Notes being available to pay such cost or expense, and if amounts are subsequently collected with respect to the A-2 Notes from which such cost or expense would have been paid had it remained outstanding, then such A-1 Noteholder will be entitled to reimbursement for such cost or expense pursuant to Section 3(i).

(c)          For clarification purposes, Default Interest and late payment charges paid on each Note shall be applied (i) first, to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the Lead Securitization Servicing Agreement, (ii) second, to pay the Servicer, Trustee, a Non-Lead Master Servicer or a Non-Lead Trustee, for any interest accrued on any related P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or the related Non-Lead Securitization Servicing Agreement, as applicable), (iii) third, to pay Trust Fund Expenses (including interest on Administrative Advances but not including Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and (iv) fourth, (a) in the case of the remaining amount of Default Interest and late payment charges allocable to the Lead Securitization Notes, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (b) in the case of the remaining amount of Default Interest and late payment charges allocable to a Non-Lead Securitization Note, be paid, (x) prior to the securitization of such Note, to the related Non-Lead Securitization Note Holder and (y) following the securitization of such Note, to the

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Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

(d)        Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, if one of the Notes is included in a REMIC and another is not, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to any other Note Holder be reduced to offset or make-up any such payment or deficit.

Section 5.          Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with Accepted Servicing Practices, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the allocation and payment priorities of each Note as described in Section 3.

In connection with the foregoing, the Note Holders agree that, to the extent consistent with Accepted Servicing Practices (taking into account the extent to which the A-2 Notes are junior to the A-1 Notes): (x) no waiver, reduction or deferral of any particular amounts due on any of the A-1 Notes (except for REMIC or grantor trust expenses, if applicable) shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the A-2 Notes; and (y) no reduction of the Interest Rate of any of the A-1 Notes shall be effected prior to the reduction of the Interest Rate of the A-2 Notes, to the fullest extent possible. Notwithstanding anything contained herein to the contrary, any of the actions referred to in the immediately preceding clauses (x) and (y) shall be effected (a) as among the A-1 Notes and the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, (b) as among the A-2 Notes and the Note A-2 Holders, on a Pro Rata and Pari Passu Basis, in each case as regards the economic effects thereto.

Section 6.          Administration of the Mortgage Loan.

(a)          Subject to this Agreement (including but not limited to Section 6(c)) and the Lead Securitization Servicing Agreement and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan,

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including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and no Non-Lead Securitization Note Holder shall have any voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, no Non-Lead Securitization Note Holder shall have any right to, and each Non-Lead Securitization Note Holder hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holder has to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to any Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan or the Mortgaged Property (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow Accepted Servicing Practices (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Each Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder), upon the Mortgage Loan becoming a Defaulted Mortgage Loan, to sell the Notes together as notes evidencing one whole loan, subject to the terms and conditions of, and in the manner set forth in, the Lead Securitization Servicing Agreement. Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell the Mortgage Loan without the written consent of each Non-Lead Securitization Note Holder (provided, that such consent shall not be required if such holder is a Borrower or an Affiliate of a Borrower) unless the Special Servicer has delivered to such Non-Lead Securitization Note Holder: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the servicing file reasonably requested by such Non-Lead Securitization Note Holder that are material to determining the price of the Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, however, that any Non-Lead Securitization Note Holder may waive as to itself any of the

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delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the Controlling Note Holder, the Controlling Note Holder Representative, the Non-Controlling Note Holders and the Non-Controlling Note Holder Representatives shall be permitted to submit an offer at any sale of the Mortgage Loan, unless such person is a Borrower or an affiliate of a Borrower.

Each Non-Lead Securitization Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Note. Each Non-Lead Securitization Holder further agrees that, upon the request of the Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall execute and deliver to or at the direction of the Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its original Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell any Non-Lead Securitization Note, and the obligations of any Non-Lead Securitization Note Holder to execute and deliver instruments or deliver the related Non-Lead Securitization Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Notes are repurchased by the initial holders of such Lead Securitization Notes that sold such Lead Securitization Notes into the Lead Securitization from the Lead Securitization Trust in connection with a material breach of representation or warranty made by such Person with respect to such Lead Securitization Notes or material document defect with respect to the documents delivered by such Person with respect to the Lead Securitization Notes upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Securitization Note Holder the benefit of any representation or warranty made by the initial holders of the Lead Securitization Notes that sold such Lead Securitization Notes into the Lead Securitization or any document delivery obligation imposed on such Persons under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Person in connection with the Lead Securitization.

(b)          The administration of the Mortgage Loan and the Mortgaged Property shall be governed by this Agreement and the Lead Securitization Servicing Agreement. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan (or to the extent otherwise provided in the Lead Securitization Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Securitization Servicing Agreement, the Lead Securitization Note Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with Accepted Servicing Practices, taking into account the interests of each Note Holder and the extent to which the Junior Notes are junior to the Senior

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Notes. The Note Holders agree to be bound by the terms of the Lead Securitization Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee on behalf of the Lead Securitization Note Holder. The Lead Securitization Servicing Agreement shall not be amended in any manner that may adversely affect any Non-Lead Securitization Note Holder in its capacity as Non-Lead Securitization Note Holder without such Non-Lead Securitization Note Holder’s prior written consent. Each Non-Lead Securitization Note Holder (unless it is the same Person as or an Affiliate of the Mortgage Loan Borrower) shall be a third-party beneficiary to the Lead Securitization Servicing Agreement with respect to its rights as specifically provided for therein.

(c)        Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Lead Securitization Subordinate Class Representative pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), within the same time frame it is required to provide to the Lead Securitization Subordinate Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Lead Securitization Subordinate Class Representative under the Lead Securitization Servicing Agreement due to the expiration of the Control Period or the Consultation Period or any effectively equivalent period) and (ii) prior to a Consultation Termination Event, to consult with each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) requests consultation with respect to any such Major Decisions on the Mortgage Loan if and for so long as it is a Specially Serviced Mortgage Loan or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan if it is a Specially Serviced Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days (or, in connection with a leasing matter, five (5) Business Days, or in connection with an Acceptable Insurance Default, thirty (30) days) from the delivery to such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Lead Securitization Subordinate Class Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period (or, in connection with a leasing matter, five (5) Business Day period, or in connection with an Acceptable Insurance Default, thirty (30) day period) shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

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Notwithstanding the consultation rights of each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) may implement any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period (or, in connection with a leasing matter, five (5) Business Day period, or in connection with an Acceptable Insurance Default, thirty (30) day period) if the Lead Securitization Note Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders (as a collective whole). In no event shall the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative).

In addition to the consultation rights of each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) provided in the immediately preceding paragraph, during any period when the Mortgage Loan is a Specially Serviced Mortgage Loan, each Non-Controlling Note Holder shall have the right to annual meetings (which may be held telephonically) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

(d)          If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury. Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

Section 7.          Appointment of Controlling Note Holder Representative and Non-Controlling Note Holder Representative.

(a)          The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the

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Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any Affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. Any Servicer acting on behalf of the Lead Securitization Note Holder shall not be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified the Servicer or Trustee of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides any Servicer or Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Controlling Note Holder shall promptly deliver such information to any Servicer. None of the Servicers and Trustee shall be required to recognize any person as a Controlling Note Holder Representative until they receive such information from the Controlling Note Holder. The Controlling Note Holder agrees to inform each such Servicer or Trustee of the then-current Controlling Note Holder Representative. So long as a Control Period is in effect pursuant to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder Representative shall be the Lead Securitization Subordinate Class Representative.

(b)          Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holder, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that

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neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(c)          Each Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (a “Non-Controlling Note Holder Representative”). All of the provisions relating to Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) (except those contained in the last sentence thereof) and Section 6(b) shall apply to each Non-Controlling Note Holder and any related Non-Controlling Note Holder Representative mutatis mutandis. The Non-Controlling Note Holder Representative with respect to each Non-Controlling Note, as of the date of this Agreement and until the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) is notified otherwise, shall be the related Initial Note Holder. The Non-Controlling Note Holder shall provide notice of its identity and contact information (including any change thereof) to the Trustee, Certificate Administrator, the Master Servicer and the Special Servicer under the Lead Securitization; provided, that each Initial Note Holder shall be deemed to have provided such notice on the date hereof. The Trustee, Certificate Administrator, the Master Servicer and the Special Servicer under the Lead Securitization shall be entitled to conclusively rely on such identity and contact information received by it and shall not be liable in respect of any deliveries hereunder sent in reliance thereon.

(d)          The Controlling Note Holder shall be entitled to exercise the rights and powers granted to the Controlling Note Holder hereunder and the rights and powers granted to the “Subordinate Class Representative,” “Controlling Class Representative” or similar party under, and as defined in, the Lead Securitization Servicing Agreement with respect to the Mortgage Loan. In addition, except as set forth below (i) the Master Servicer shall not be permitted to implement any Major Decision unless it has obtained the prior written consent of the Special Servicer and (ii) the Special Servicer shall not be permitted to consent to the Master Servicer’s implementing any Major Decision nor will the Special Servicer itself be permitted to implement any Major Decision not otherwise covered by an approved Asset Status Report as to which, during a Control Period and if the Mortgage Loan is a Specially Serviced Mortgage Loan, the Controlling Note Holder has objected in writing within ten (10) Business Days (or, in connection with a leasing matter, five (5) Business Days, or in connection with an Acceptable Insurance Default, thirty (30) days) after receipt of the written recommendation and analysis and such additional information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment with respect to such Major Decision. If the Mortgage Loan is a Specially Serviced Mortgage Loan, the Controlling Note Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Note Holder may deem advisable.

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If the Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Decision within ten (10) Business (or, in connection with a leasing matter, five (5) Business Days, or in connection with an Acceptable Insurance Default, thirty (30) days) after delivery to the Controlling Note Holder by the Special Servicer of written notice of a proposed Major Decision (which notice shall contain a legend, in conspicuous boldface type, substantially similar to the following: “THIS IS A REQUEST FOR ACTION APPROVAL. IF THE CONTROLLING NOTE HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED ACTION WITHIN TEN (10) BUSINESS DAYS (OR, IN CONNECTION WITH A LEASING MATTER, FIVE (5) BUSINESS DAYS, OR IN CONNECTION WITH AN ACCEPTABLE INSURANCE DEFAULT, THIRTY (30) DAYS), SUCH ACTION MAY BE DEEMED APPROVED”) together with any information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment, then upon the expiration of such ten (10) Business Day period (or, in connection with a leasing matter, five (5) Business Day period, or in connection with an Acceptable Insurance Default, thirty (30) day period), such Major Decision shall be deemed to have been approved by the Controlling Note Holder.

In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Lead Securitization Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Controlling Note Holder is necessary to protect the interests of the Note Holders (as a collective whole) and the Special Servicer has made a reasonable effort to contact the Controlling Note Holder (or its Controlling Note Holder Representative), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Note Holder’s response.

No objection, direction, consent or advice contemplated by the preceding paragraphs of this Section 7(d) or elsewhere in this Agreement may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC Provisions or the Master Servicer or Special Servicer’s obligation to act in accordance with Accepted Servicing Practices.

Section 8.          Appointment of Special Servicer.

(a)          Subject to the conditions and requirements set forth in the Lead Securitization Servicing Agreement, the Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to the other Note Holder, the Master Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Lead Securitization Servicing Agreement) and

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delivering to each Non-Lead Securitization Note Holder a Companion Loan Rating Agency Confirmation with respect to any rated securities issued in a Non-Lead Securitization, in each case if applicable. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 8. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid. If a Servicer Termination Event on the part of the Special Servicer has occurred that affects a Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Note Holder and the Non-Controlling Note Holders acknowledge and agree that any successor special servicer appointed to replace the Special Servicer that was terminated for cause at a Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. The Non-Controlling Note Holders, as a collective whole, shall be responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account under the Lead Securitization Servicing Agreement, in the event the Special Servicer is terminated for cause at a Non-Controlling Note Holder’s direction.

Section 9.          Payment Procedure.

(a)          The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments allocable to the Notes to the Collection Account pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within one Business Day of receipt of properly identified and available funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower. The Lead Securitization Servicing Agreement shall provide that all amounts on deposit in the Collection Account on a Remittance Date allocable under this Agreement to a Non-Lead Securitization Note Holder shall be

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deposited or credited on the Remittance Date for such Non-Lead Securitization by wire transfer of immediately available funds to an account specified by such Non-Lead Securitization Note Holder.

(b)          If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to any Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to any Non-Lead Securitization Note Holder and each Non-Lead Securitization Note Holder shall promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)          If, for any reason, the Lead Securitization Note Holder makes any payment to any Non-Lead Securitization Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)          Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from a Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 7 constitute absolute, unconditional and continuing obligations.

Section 10.          Limitation on Liability of the Note Holders. No Note Holder shall have any liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Note Holder; provided that any Servicer and the Trustee will be subject to the provisions of the Lead Securitization Servicing Agreement regarding liability.

The Note Holders acknowledge that, subject to the obligation of any Servicer and the Trustee to comply with, and except as otherwise required by, Accepted Servicing Practices, the Lead Securitization Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead

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Securitization Servicing Agreement in a manner that may be adverse to the interests of any Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, that each Servicer must act in accordance with Accepted Servicing Practices.

Section 11.          Bankruptcy. Subject to Section 5, each Note Holder hereby covenants and agrees that only the Lead Securitization Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not any Non-Lead Securitization Note Holder, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Non-Lead Securitization Note Holders in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with Accepted Servicing Practices.

Section 12.          Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution

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obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 13.          No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. The Lead Securitization Note Holder shall have no obligation whatsoever to offer to any Non-Lead Securitization Note Holder the opportunity to purchase a participation interest in any future loans originated by the Lead Securitization Note Holder or its Affiliates and if the Lead Securitization Note Holder chooses to offer to any Non-Lead Securitization Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by the Lead Securitization Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as the Lead Securitization Note Holder chooses, in its sole and absolute discretion. No Non-Lead Securitization Note Holder shall have any obligation whatsoever to purchase from the Lead Securitization Note Holder a participation interest in any future loans originated by the Lead Securitization Note Holder or its Affiliates.

Section 14.          Other Business Activities of the Note Holders. Each Note Holder acknowledges that each other Note Holder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 15.          Sale of the Notes.

(a)          Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, hypothecate, contribute, encumber or otherwise dispose of all or any portion of its respective Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, any non-transferring Note Holders shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 16. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first (a) obtain the consent of each non-transferring Note

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Holder and (b) if any such non-transferring Note Holder’s Note is held in a Securitization Trust, obtain a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, from each of the applicable engaged Rating Agencies for such Securitization Trust. Notwithstanding the foregoing, without each non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if any non-transferring Note Holder’s Note is held in a Securitization Trust, without a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, from each of the applicable engaged Rating Agencies for such Securitization Trust, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it shall pay the expenses of any non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to obtaining Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder or of any other Person, to Transfer 49% or less (in the aggregate) of its beneficial interest in a Note. None of the provisions of this Section 15(a) shall apply in the case of (1) a sale of a Lead Securitization Note together with all of the Non-Lead Securitization Notes, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

(b)          In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)          Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each applicable Rating Agency (or, if not rated by an applicable Rating Agency, an equivalent (or higher) rating from any two of Fitch, Moody’s and S&P) (a “Note Pledgee”), on terms and conditions set forth in this Section 15(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified

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Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable. Upon written notice by the applicable Note Holder to each other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to each other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Note Holder and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases each other Note Holder and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 15(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

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(d)          Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)          The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)         The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)        Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)        The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the Pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)         Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 16.          Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 16, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of each other Note Holder. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such person as its agent under this Section 16 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee

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assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 15, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 15 and this Section 16. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and each other Note Holder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 17.          Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 18.          Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)          CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)          AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

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(d)          AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 19.          Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first obtaining a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, from each Rating Agency then rating any securities of any Securitization (subject to the provisions of each Securitization Servicing Agreement addressing non-responsive Rating Agencies); provided that no such Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, or (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement.

Section 20.          Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer and Special Servicer and any Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 15 and Section 16, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 21.          Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 22.           Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 23.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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Section 24.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 25.          Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, such Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)          Each Non-Lead Securitization Note Holder shall and hereby agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Non-Lead Securitization Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to such Non-Lead Securitization Note Holder, it being expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Securitization Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)          Each Non-Lead Securitization Note Holder represents (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Non-Lead Securitization Note Holder shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Non-Lead Securitization Note Holder is not a Non-Exempt Person and that the Lead Securitization Note

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Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Non-Lead Securitization Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Non-Lead Securitization Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to a Non-Lead Securitization Note or otherwise until the related Non-Lead Securitization Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 26.          Custody of Mortgage Loan Documents. Prior to the Lead Securitization Date, the originals of all of the Mortgage Loan Documents (other than the Non-Lead Securitization Notes) will be held by the Initial Agent on behalf of the registered holders of the Notes. On and after the Lead Securitization Date, the originals of all of the Mortgage Loan Documents (other than the Non-Lead Securitization Notes) shall be held in the name of the Trustee (and held by a duly appointed custodian therefor) under the Lead Securitization Servicing Agreement, on behalf of the registered holders of the Notes. On and after the Note A-1D Securitization Date, Note A-1D shall be held in the name of the trustee (and held by a duly appointed custodian therefor) under the Note A-1D PSA, on behalf of the Note A-1D Holder. On and after the Note A-1E Securitization Date, Note A-1E shall be held in the name of the trustee (and held by a duly appointed custodian therefor) under the Note A-1E PSA, on behalf of the Note A-1E Holder. On and after the Note A-1F Securitization Date, Note A-1F shall be held in the name of the trustee (and held by a duly appointed custodian therefor) under the Note A-1F PSA, on behalf of the Note A-1F Holder.

Section 27.          Cooperation in Securitization.

(a)          Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the related Securitizing Note Holder, each related Non-Securitizing Note Holder shall use reasonable efforts, at such Securitizing Note Holder’s expense, to satisfy, and to cooperate with such Securitizing Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which such Securitizing Note Holder customarily adheres or that may be reasonably required in the marketplace or by the Rating Agencies or applicable law in connection with such Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with such Securitizing Note

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Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be required by applicable law or reasonably requested by the Rating Agencies or prospective investors to effect such Securitization; provided, however, that no Non-Securitizing Note Holder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, such Non-Securitizing Note Holder or (ii) materially increase such Non-Securitizing Note Holder’s obligations or materially decrease such Non-Securitizing Note Holder’s rights, remedies or protections. In connection with any Securitization, each related Non-Securitizing Note Holder shall provide for inclusion in any disclosure document relating to such Securitization such information concerning such Non-Securitizing Note Holder and its Note as the related Securitizing Note Holder reasonably determines to be necessary or appropriate, and such Non-Securitizing Note Holder shall, at such Securitizing Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and such Securitizing Note Holder in connection with such Securitization (including, without limitation, reasonably cooperating with such Securitizing Note Holder (without any obligation to make additional representations and warranties) to enable such Securitizing Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and such Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to such Note Holder and its Note in any Securitization document. Each Note Holder acknowledges that in connection with any Securitization, the information provided by it in its capacity as a Non-Securitizing Note Holder to the related Securitizing Note Holder may be incorporated into the offering documents for such Securitization. Each Securitizing Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Non-Securitizing Note Holder.

(b)          The holder of any Note that will, upon Securitization, be a Lead Securitization Note shall give each of the other Note Holders and parties to any Non-Lead Securitization Servicing Agreement (that are not also parties to the proposed Lead Securitization Servicing Agreement) notice of the Securitization of the Lead Securitization Note in writing (which may be by e-mail) not less than 5 business days prior to the applicable pricing date for the Securitization of such Note. Such notice shall contain contact information for each of the parties to the proposed Lead Securitization Servicing Agreement. In addition, notwithstanding anything to the contrary herein, the holder of any Note that will, upon Securitization, be a Lead Securitization Note shall send each distributed draft of the proposed Lead Securitization Servicing Agreement to each of the other Note Holders and parties to any Non-Lead Securitization Servicing Agreement (that are not also parties to the proposed Lead Securitization Servicing Agreement) and shall send copies of the offering documents (prior to printing or filing thereof) related to the Securitization of such Note to each of the other Note Holders and the Non-Lead Securitization Note Holders shall have a reasonable opportunity to comment thereon.

Section 28.          Notices. All notices required hereunder shall be given by (i) facsimile transmission (during business hours) if the sender on the same day sends a

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confirming copy of such notice by reputable overnight delivery service (charges prepaid), (ii) reputable overnight delivery service (charges prepaid) or (iii) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 29.          Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 30.          Certain Matters Affecting the Agent.

(a)          The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15 and Section 16;

(b)          The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)          The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)          The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)          The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 16;

(f)          The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)          The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 31.          Resignation of Agent. The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. CGMRC, as Initial Agent, may transfer its rights and obligations

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to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of CGMRC without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement, and any successor master servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place thereof without any further notice or other action.

Section 32.          Resizing. Notwithstanding any other provision of this Agreement, for so long as CGMRC, GACC or WFB or any affiliate of CGMRC, GACC or WFB (an “Initial Holder”) is the owner of each Non-Lead Securitization Note (each, an “Owned Note”), such Initial Holder shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of an Owned Note to such New Notes; or severing an Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of such Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of such Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all New Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement, (iv) the Initial Holder holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts, and (v) the execution of such amendments and New Notes does not violate Accepted Servicing Practices. If the Lead Securitization Note Holder so requests, the Initial Holder holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holder of each other Note. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied, with respect to (i) through (iv), as certified by the Initial Holder, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal. If more than one New Note is created hereunder, for purposes of this Agreement, including exercising the rights of the Non-Controlling Note Holder hereunder, the holders of such New Notes shall designate one party to deal with Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its

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behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Note A-1D Holder, as the Note A-1D Holder, to treat the last party as to which it has received written notice as having been designated as the Note A-1E Holder, as the Note A-1E Holder, and to treat the last party as to which it has received written notice as having been designated as the Note A-1F Holder, as the Note A-1F Holder, for all purposes of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Initial Note Holders and Initial Agent have caused this Agreement to be duly executed as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., as Initial Note A-1A Holder and Initial Agent

By:	/s/ Richard W. Simpson
Name: Richard W. Simpson
Title: Authorized Signatory

Co-Lender Agreement – 225 Liberty Street

German American Capital Corporation, as Initial Note A-1B Holder

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: Managing Director

Co-Lender Agreement – 225 Liberty Street

Wells Fargo Bank, National Association, as Initial Note A-1C Holder

By:	/s/ H. Royer Culp, Jr.
Name: H. Royer Culp, Jr.
Title: Managing Director

Co-Lender Agreement – 225 Liberty Street

CITIGROUP GLOBAL MARKETS REALTY CORP., as Initial Note A-1D Holder

By:	/s/ Richard W. Simpson
Name: Richard W. Simpson
Title: Authorized Signatory

Co-Lender Agreement – 225 Liberty Street

German American Capital Corporation, as Initial Note A-1E Holder

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: Managing Director

Co-Lender Agreement – 225 Liberty Street

Wells Fargo Bank, National Association, as Initial Note A-1F Holder

By:	/s/ H. Royer Culp, Jr.
Name: H. Royer Culp, Jr.
Title: Managing Director

Co-Lender Agreement – 225 Liberty Street

CITIGROUP GLOBAL MARKETS REALTY CORP., as Initial Note A-2A Holder

By:	/s/ Richard W. Simpson
Name: Richard W. Simpson
Title: Authorized Signatory

Co-Lender Agreement – 225 Liberty Street

German American Capital Corporation, as Initial Note A-2B Holder

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: Managing Director

Co-Lender Agreement – 225 Liberty Street

Wells Fargo Bank, National Association, as Initial Note A-2C Holder

By:	/s/ H. Royer Culp, Jr.
Name: H. Royer Culp, Jr.
Title: Managing Director

Co-Lender Agreement – 225 Liberty Street

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	WFP Tower B CO. L.P.
Date of Mortgage Loan:	January 22, 2016
Date of Original Notes:	January 22, 2016
Date of Note A-1B, Note A-1C, Note A-1E, Note A-1F, Note A-2A, Note A-2B and Note A-2C:	February 8, 2016
Date of Note A-1A and Note A-1D:	February 22, 2016
Original Principal Amount of Mortgage Loan:	$900,000,000.00
Principal Amount of Mortgage Loan as of the date hereof:	$900,000,000.00
Note A-1A Principal Balance:	$143,100,000
Note A-1B Principal Balance:	$97,200,000
Note A-1C Principal Balance:	$97,200,000
Note A-1D Principal Balance:	$40,500,000
Note A-1E Principal Balance:	$40,500,000
Note A-1F Principal Balance:	$40,500,000
Note A-2A Principal Balance:	$176,400,000
Note A-2B Principal Balance:	$132,300,000
Note A-2C Principal Balance:	$132,300,000
Location of Mortgaged Property:	New York, New York
Maturity Date:	February 6, 2026

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EXHIBIT B

NOTICES

Initial Note A-1A Holder, Initial Note A-1D, Initial Note A-2A Holder and Initial Agent:

Citigroup Global Markets Realty Corp.
388 Greenwich Street
19th Floor
New York, NY 10013
Attention: Ana Rosu Marmann

with a copy to:

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax: (646) 862-8988

and with electronic copy emailed to:

richard.simpson@citi.com

ryan.m.oconnor@citi.com

Initial Note A-1B Holder, Initial Note A-1E Holder and Initial Note A-2B Holder:

German American Capital Corporation
60 Wall Street, 10th Floor

New York, NY 10005

Attention: Robert W. Pettinato, Jr.

Facsimile No.: (212) 797-4489

with a copy to:

German American Capital Corporation

60 Wall Street, 10th Floor

New York, NY 10005

Attention: General Counsel

Facsimile No.: (646) 736-5721

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Initial Note A-1C Holder, Initial Note A-1F Holder and Initial Note A-2C Holder:

Wells Fargo Bank, National Association

Wells Fargo Center

1901 Harrison Street, 2nd Floor

MAC: A0227-020

Oakland, California 94612

Attention: Commercial Mortgage Servicing

Facsimile No.: (866) 359-5352

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

Attention: David W. Forti, Esq.

Facsimile No.: (215) 655-2647

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EXHIBIT C

PERMITTED FUND MANAGERS

1.            Alliance Bernstein

2.            Annaly Capital Management

3.            Apollo Real Estate Advisors

4.            Archon Capital, L.P.

5.            AREA Property Partners

6.            Artemis Real Estate Partners

7.            BlackRock, Inc.

8.            Capital Trust, Inc.

9.            Clarion Partners

10.          Colony Capital, LLC / Colony Financial, Inc.

11.          CreXus Investment Corporation/Annaly Capital Management

12.          DLJ Real Estate Capital Partners

13.          Dune Real Estate Partners

14.          Eightfold Real Estate Capital, L.P.

15.          Five Mile Capital Partners

16.          Fortress Investment Group, LLC

17.          Garrison Investment Group

18.          Goldman, Sachs & Co.

19.          H/2 Capital Partners LLC

20.          Hudson Advisors

21.          Investcorp International

22.          iStar Financial Inc.

23.          J.P. Morgan Investment Management Inc.

24.          JER Partners

25.          Lend-Lease Real Estate Investments

26.          Libremax Capital LLC

27.          LoanCore Capital

28.          Lone Star Funds

29.          Lowe Enterprises

30.          Normandy Real Estate Partners

31.          One William Street Capital Management, L.P.

32.          Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.

33.          Praedium Group

34.          Raith Capital Partners, LLC

35.          Rialto Capital Management, LLC

36.          Rialto Capital Partners LLC

37.          Rimrock Capital Management LLC

38.          Rockpoint Group

39.          Rockwood

40.          RREEF Funds

41.          Square Mile Capital Management

42.          Starwood Capital Group/Starwood Financial Trust

43.          The Blackstone Group

44.          The Carlyle Group

45.          Torchlight Investors

46.          Walton Street Capital, L.L.C.

47.          Westbrook Partners

48.          WestRiver Capital

49.          Wheelock Street Capital

50.          Whitehall Street Real Estate Fund, L.P.

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schedule i

The Lead Securitization Servicing Agreement shall provide that (and, to the extent such provisions are not included in the Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)          Payments due to each Non-Lead Securitization Trust in respect of the Mortgage Loan are required to be remitted on or prior to the Remittance Date;

(ii)         Customary CREFC® reports related to the Mortgage Loan and the Mortgaged Property are required to be delivered or made available to each Non-Lead Securitization Trust in order to permit the related Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Certificate Administrator or Non-Lead Trustee to timely comply with their respective reporting obligations under the Non-Lead Securitization Servicing Agreement;

(iii)        Each party to the Lead Securitization Servicing Agreement is required to deliver (and to cause any party engaged by such party to the Lead Securitization Servicing Agreement to deliver (or to use commercially reasonable efforts to cause such engaged party to deliver if such engaged party constitutes a “Mortgage Loan Seller Sub-servicer” or a term substantially similar thereto under the Lead Securitization Servicing Agreement)) (x) all materials required in order for each Non-Lead Securitization Note Holder to timely comply with its obligations under the Exchange Act (including any required 10-D, 8-K and 10-K reporting) and any applicable comment letter from the Securities and Exchange Commission, and (y) with respect to any Sarbanes-Oxley Certification, the applicable certification to each Certifying Person;

(iv)        Customary industry standard indemnification provisions exist for the failure of the applicable parties to timely deliver (or cause to be timely delivered) the materials required pursuant to clause (iii) above;

(v)         In connection with any amendment to the Lead Securitization Servicing Agreement, the party requesting such amendment to the Lead Securitization Servicing Agreement is required to provide (x) notice of such amendment no later than 3 Business Days prior to the anticipated date of execution, and (y) a copy of the executed amendment no later than the date of execution, to each depositor and party responsible for filing reports under the Exchange Act under each Non-Lead Securitization Servicing Agreement (which may be by email) in order for each Non-Lead Securitization Note Holder to timely comply with its obligations under the Exchange Act;

(vi)        The Non-Lead Securitization Note Holders are intended third-party beneficiaries of the rights under the Lead Securitization Servicing Agreement with respect to any of its respective rights specifically set forth in the Lead Securitization Servicing Agreement;

(vii)       The Lead Securitization Servicing Agreement shall not be amended in any manner that materially and adversely (or words of similar import) affects the Non-Lead Securitization Note Holders without the consent of the Non-Lead Securitization Note Holders;

(viii)      Servicer Termination Events (or any analogous term under the Lead Securitization Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to remit payments to the Non-Lead Securitization Note Holders as required, failure to deliver (or cause to be delivered) materials required in order for a

Non-Lead Securitization Note Holder to timely comply with its obligations under the Exchange Act, and Rating Agency triggers with respect to the Certificates, subject to customary grace periods (provided, in the case of failures related to the Exchange Act, such grace periods do not materially and adversely affect the Depositor);

(ix)         If a Non-Lead Securitization Note becomes the subject of an Asset Review, the applicable parties to the Lead Securitization Servicing Agreement are required to reasonably cooperate with the Non-Lead Asset Representations Reviewer or other applicable party to the related Non-Lead Securitization Servicing Agreement in connection with such Asset Review (or a substantially similar provision) solely by providing the Non-Lead Asset Representations Reviewer or such other requesting party with copies of any documents reasonably requested but only to the extent the Non-Lead Asset Representations Reviewer or such other applicable party to the Non-Lead Securitization Servicing Agreement has not obtained such documents from the Loan Seller or any party to the Non-Lead Securitization Servicing Agreement and such documents are in the possession of the applicable party to the Lead Securitization Servicing Agreement;

(x)          the Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and Non-Lead Trustee of any P&I Advance it has made with respect to the Lead Securitization Notes within two (2) Business Days of making such advance;

(xi)        if the Master Servicer determines that a proposed P&I Advance with respect to the Lead Securitization Notes or Property Protection Advance with respect to the Mortgage Loan, if made, or any outstanding P&I Advance or Property Protection Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide each Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(xii)        to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, a Companion Loan Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with each Non-Lead Securitization to the same extent a Rating Agency Confirmation is provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization; and

(xiii)      any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

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